Exhibit 10.10

WARRANT SALE AND SUPPORT Agreement

This WARRANT SALE AND SUPPORT AGREEMENT (this “Agreement”) is made as of October 2, 2020, between Live Oak Sponsor Partners, LLC, a Delaware limited liability company (“Sponsor”), Valfund Plastics, LLC, a Florida limited liability company (“Valfund Plastics”) and Michael Ashton Hudson (“Hudson”), James H. Dahl (“Dahl”) and Andrew F. Cates (“Cates”, and together with Hudson and Dahl, the “Company Shareholders”). Sponsor, Valfund Plastics and the Company Shareholders are each sometimes referred to in this Agreement as a “Party,” and collectively as the “Parties.” Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Sponsor owns 6,000,000 warrants (the “Warrants”) to purchase 6,000,000 shares of Class A common stock, par value $0.0001 per share, of Live Oak Acquisition Corp., a Delaware corporation (“Live Oak”).

WHEREAS, Sponsor, as representative for certain purposes described in the Merger Agreement (as defined below), Live Oak, Green Merger Corp., a Georgia corporation and a wholly-owned Subsidiary of Sponsor (“Merger Sub”), Meridian Holdings Group, Inc. (d/b/a/ Danimer Scientific), a Georgia corporation (the “Company”), and John A. Dowdy, jr., as representative of the shareholders of the Company (the “Shareholder Representative”) are discussing entering into an Agreement and Plan of Merger (or such other definitive agreement relating to a business combination, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will be merged (the “Merger”) with and into the Company, with the Company continuing as the Surviving Corporation and as a wholly-owned Subsidiary of Live Oak (the “Merger”).

WHEREAS, as of the date hereof, the Company Shareholders are the record or beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which meaning will apply for all purposes of this Agreement whenever the term “beneficial owner” or “beneficially own” is used) of shares of common stock, $0.001 par value, of the Company set forth on the signature page to this Agreement (the “Shares”).

WHEREAS, as of the date hereof, the Company Shareholders are the sole members of Valfund Plastics.

WHEREAS, as an inducement to and in consideration of Sponsor’s willingness to enter into the Merger Agreement, and having reviewed the Merger Agreement and the terms of the proposed Merger, Valfund Plastics and the Company Shareholders have agreed to enter into this Agreement.

WHEREAS, as an inducement to and in consideration of Valfund Plastics’ and the Company Shareholders’ willingness to enter into this Agreement, Sponsor has agreed to sell to Valfund Plastics 3,000,000 Warrants (the “Subject Warrants).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

Section 1. Sale and Purchase of the Subject Warrants. On the terms and subject to the conditions contained in this Agreement, at the Closing (as defined below) and subject to the closing of the Merger Agreement, Sponsor shall sell to Valfund Plastics, and Valfund Plastics shall purchase from Sponsor, all of Sponsor’s right, title, and interest in the Subject Warrants, free and clear of any lien (other than restrictions on transfer imposed under applicable securities laws), for an aggregate purchase price of $30,000 in cash (the “Purchase Price”).

Section 2. Closing.

(a) The consummation of the transactions contemplated by Section 1 of this Agreement (the “Closing”) shall take place at the same location and time as, and subject to, the closing of the transactions contemplated by the Merger Agreement. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

(b) At the Closing, Valfund Plastics shall pay to Sponsor the Purchase Price by wire transfer of immediately available funds to the account Sponsor designates in writing to Valfund Plastics at least three (3) business days prior to the Closing Date.

(c) At the Closing, Sponsor shall deliver to Valfund Plastics a certificate representing the Subject Warrants duly signed by Live Oak.

Section 3. Attendance at Shareholders Meeting; Voting of Shares.

(a) Upon the request of the Company or Live Oak, each of the Company Shareholders shall execute and deliver to the Company, or cause to be executed and delivered to the Company, the Written Consent in the form attached to the Merger Agreement, voting all Shares beneficially owned by them in favor of adopting and approving the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, in accordance with the GBCC and the Organizational Documents of the Company.

(b) For the avoidance of doubt, at any and every meeting of the Shareholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent or resolution of the Shareholders of the Company, each of the Company Shareholders shall, unless otherwise directed in writing by Live Oak or Sponsor:

(i) appear (in person or by proxy) at any such meeting (or any adjournment or postponement thereof);

(ii) cause the Shares to be counted at any such meeting as present for purposes of calculating a quorum; and

(iii) cause the Shares to be voted (A) in favor of approval of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (B) in favor of any proposal to adjourn the meeting to solicit additional proxies in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement if (but only if) there are not sufficient votes to adopt the Merger Agreement on the date on which such meeting is held, (C) against any Competing Transaction, and (D) against any action, proposal, transaction, or agreement that could result in a breach of, inaccuracy in, or failure to perform any representation, warranty, covenant, or agreement of the Company contained in the Merger Agreement or of the Company Shareholders contained in this Agreement or that could prevent, delay, or adversely affect the consummation of the Merger or the satisfaction of Sponsor’s, Live Oak’s, Merger Sub’s, or the Company’s conditions to closing contained in the Merger Agreement.

(c) Any shares of capital stock of the Company that a Company Shareholders acquires after the date of this Agreement, including by reason of any stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, recapitalization, reclassification, combination, exchange of shares, or other similar transaction, shall be deemed to be Shares for purposes of this Agreement and shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares on the date of this Agreement.

(d) VALFUND PLASTICS HEREBY IRREVOCABLY AND UNCONDITIONALLY GRANTS TO AND APPOINTS SPONSOR AS VALFUND PLASTICS’ PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION), FOR AND IN THE NAME, PLACE AND STEAD OF VALFUND PLASTICS (IN VALFUND PLASTICS’ CAPACITY AS A BENEFICIAL OR RECORD HOLDER OF THE SUBJECT SHARES), TO REPRESENT, VOTE AND OTHERWISE ACT (BY VOTING AT ANY MEETING OF COMPANY STOCKHOLDERS, BY WRITTEN CONSENT IN LIEU THEREOF OR OTHERWISE) WITH RESPECT TO THE SHARES OWNED OR HELD (BENEFICIALLY OR OF RECORD) BY VALFUND PLASTICS REGARDING THE MATTERS REFERRED TO IN SECTION 3(b), TO THE SAME EXTENT AND WITH THE SAME EFFECT AS SUCH VALFUND PLASTICS MIGHT OR COULD DO UNDER APPLICABLE LAW, RULES AND REGULATIONS. THE PROXY GRANTED PURSUANT TO THIS SECTION 3(d) IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. VALFUND PLASTICS WILL TAKE SUCH FURTHER ACTION AND WILL EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY. VALFUND PLASTICS HEREBY REVOKES ANY AND ALL PREVIOUS PROXIES OR POWERS OF ATTORNEY GRANTED WITH RESPECT TO ANY SHARES THAT MAY HAVE HERETOFORE BEEN APPOINTED OR GRANTED WITH RESPECT TO THE MATTERS REFERRED TO IN THIS SECTION 3, AND NO SUBSEQUENT PROXY (WHETHER REVOCABLE OR IRREVOCABLE) OR POWER OF ATTORNEY SHALL BE GIVEN BY SUCH VALFUND PLASTICS, EXCEPT AS REQUIRED BY ANY ELECTION FORM OR LETTER OF TRANSMITTAL IN CONNECTION WITH THE MERGER. NOTWITHSTANDING THE FOREGOING, THIS PROXY SHALL TERMINATE UPON TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS.

Section 4. Representations and Warranties of Sponsor. Sponsor represents and warrants to Valfund Plastics and the Company Shareholders as follows:

(a) Sponsor is validly existing and in good standing as a limited liability company under the laws of the State of Delaware. Sponsor has all requisite limited liability company power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance by Sponsor of this Agreement and the consummation by Sponsor of the transactions contemplated by this Agreement have been validly authorized by all necessary action by Sponsor. Sponsor has validly executed and delivered this Agreement. This Agreement constitutes a legal, valid, and binding obligations of Sponsor, enforceable against Sponsor in accordance with its terms, subject to the imitations on enforcement and other remedies imposed by or arising under or in connection with applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally from time to time in effect or general principles of equity (including concepts of materiality, reasonableness, good faith, and fair dealing with respect to those jurisdictions that recognize such concepts).

(b) Sponsor owns, beneficially and of record, and has good and valid title to the Subject Warrants, free and clear of any lien (other than restrictions on transfer imposed under applicable securities laws).

(c) The execution, delivery, and performance by Sponsor of this Agreement, and the consummation by Sponsor of the transactions contemplated by this Agreement, do not and will not require any consent of or with any governmental authority, other than (i) any consent the failure of which to be obtained would not prevent or delay the consummation by Sponsor of the transactions contemplated by this Agreement and (ii) any consent that is required as a result of any facts or circumstances relating solely to Valfund Plastics or any of its affiliates.

(d) The execution, delivery, and performance by Sponsor of this Agreement, and the consummation by Sponsor of the transactions contemplated by this Agreement, do not and will not violate, conflict with, result in a breach, cancellation, or termination of, constitute a default under, or result in a circumstance that, with or without notice or lapse of time or both, would constitute any of the foregoing under (i) any law or order applicable to or binding on Sponsor or any of Sponsor’s properties or assets, including the Subject Warrants, (ii) any contract to which Sponsor is a party or by which Sponsor or any of Sponsor’s properties or assets, including the Subject Warrants, is bound, or (iii) or any of the organizational documents of Sponsor, except, in the case of each of clauses (i) and (ii), where such violation, conflict, breach, cancellation, termination, or default would not, individually or in the aggregate, prevent or delay the consummation by Sponsor of the transactions contemplated by this Agreement.

(e) There are no proceedings pending or, to Sponsor’s knowledge, threatened by or against sponsor or any of its affiliates with respect to this Agreement or the transactions contemplated by this Agreement or that, if determined adversely to Sponsor, would prevent or delay the consummation by Sponsor of the transactions contemplated by this Agreement.

Section 5. Representations and Warranties of Valfund Plastics and the Company Shareholders. Valfund Plastics and the Company Shareholders, jointly and severally, represent and warrant to Sponsor as follows:

(a) Valfund Plastics is validly existing and in good standing as a limited liability company under the laws of the State of Florida. Valfund Plastics has all requisite limited liability company power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance by Valfund Plastics of this Agreement and the consummation by Valfund Plastics of the transactions contemplated by this Agreement have been validly authorized by all necessary action by Valfund Plastics. Valfund Plastics has validly executed and delivered this Agreement. This Agreement constitutes a legal, valid, and binding obligation of Valfund Plastics, enforceable against Valfund Plastics in accordance with its terms, subject to the imitations on enforcement and other remedies imposed by or arising under or in connection with applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally from time to time in effect or general principles of equity (including concepts of materiality, reasonableness, good faith, and fair dealing with respect to those jurisdictions that recognize such concepts).

(b) Each of the Company Shareholders has the requisite capacity to execute, deliver, and perform this Agreement and to consummate the transactions contemplated by this Agreement. Each Company Shareholder has validly executed and delivered this Agreement. This Agreement constitutes a legal, valid, and binding obligation of each Company Shareholder, enforceable against such Company Shareholder in accordance with its terms, subject to the imitations on enforcement and other remedies imposed by or arising under or in connection with applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally from time to time in effect or general principles of equity (including concepts of materiality, reasonableness, good faith, and fair dealing with respect to those jurisdictions that recognize such concepts).

(c) Each Company Shareholder owns, directly or indirectly, and has good and valid title to the Shares, free and clear of any lien (other than restrictions on transfer imposed under applicable securities laws). There are no outstanding options, warrants, rights, calls, convertible securities, or other agreements obligating any Company Shareholder to transfer or sell or redeem any of the Shares. Except for this Agreement, there are no voting trusts, stockholder agreements, proxies, or other agreements or understandings in effect to which any Company Shareholder is a party with respect to the voting or transfer of any of the Shares.

(d) The execution, delivery, and performance by Valfund Plastics of this Agreement, and the consummation by Valfund Plastics of the transactions contemplated by this Agreement, do not and will not require any consent of or with any governmental authority, other than (i) any consent the failure of which to be obtained would not prevent or delay the consummation by Valfund Plastics of the transactions contemplated by this Agreement and (ii) any consent that is required as a result of any facts or circumstances relating solely to Sponsor or any of its affiliates.

(e) The execution, delivery, and performance by Valfund Plastics and the Company Shareholders of this Agreement, and the consummation by Valfund Plastics and the Company Shareholders of the transactions contemplated by this Agreement, do not and will not violate, conflict with, result in a breach, cancellation, or termination of, constitute a default under, or result in a circumstance that, with or without notice or lapse of time or both, would constitute any of the foregoing under (i) any law or order applicable to or binding on Valfund Plastics, any Company Shareholder or any of Valfund Plastics’ or any Company Shareholder’s properties or assets, including the Shares, (ii) any contract to which Valfund Plastics or any Company Shareholder is a party or by which Valfund Plastics, any Company Shareholder or any of Valfund Plastics’ or any Company Shareholder’s properties or assets, including the Shares, is bound, or (iii) or any of the organizational documents of Valfund Plastics, except, in the case of each of clauses (i) and (ii), where such violation, conflict, breach, cancellation, termination, or default would not, individually or in the aggregate, prevent or delay the consummation by Valfund Plastics or any Company Shareholder of the transactions contemplated by this Agreement.

(f) There are no proceedings pending or, to Valfund Plastics’ or any Company Shareholder’s knowledge, threatened by or against Valfund Plastics or any Company Shareholder or any of their respective affiliates with respect to this Agreement or the transactions contemplated by this Agreement or that, if determined adversely to Valfund Plastics or any Company Shareholder, would prevent or delay the consummation by Valfund Plastics or any Company Shareholder of the transactions contemplated by this Agreement.

(g) Each Company Shareholder has received and reviewed the Merger Agreement and this Agreement and has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands, accepts, and agrees to comply with all of the provisions of this Agreement. Each Company Shareholder acknowledges that Sponsor and Merger Sub are entering into the Merger Agreement in reliance upon the Company Shareholders’ execution, delivery, and performance of this Agreement.

Section 6. Additional Agreements Relating to the Merger Agreement and the Merger.

(a) From the date of this Agreement until the effective time of the Merger, without the prior written consent of Sponsor, no Company Shareholder shall, directly or indirectly, (i) offer to sell, sell, assign, transfer (including by operation of law), or otherwise dispose of, or incur any lien on, any of the Shares, (ii) deposit any of the Shares into a voting trust, enter into any voting agreement, stockholder agreement, or other agreement or understanding with respect to any of the Shares, or grant any proxy or power of attorney with respect thereto, (iii) enter into any Contract, option, or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by operation of law), or other disposition of, transfer of any interest in, or the voting of any of the Shares, or (iv) agree to do, approve, or authorize any of the foregoing.

(b) Each Company Shareholder hereby waives, and agrees not to assert or perfect (and agrees to cause not to be asserted and perfected), any appraisal or dissenters’ rights with respect to any of the Shares in connection with the Merger.

(c) From the date of this Agreement until the Effective Time, no Company Shareholder shall, directly or indirectly, (i) solicit, initiate, or encourage the submission of any proposal or offer from any other person relating to a Competing Transaction, (ii) participate in or continue any activities, discussions, or negotiations regarding a Competing Transaction, or (iii) provide information regarding the Company or the Business to, or enter into or agree to enter into any Contract with, any Person, other than Sponsor and its representatives, in connection with a possible Competing Transaction with such Person. Each Company Shareholder shall, and shall cause its representatives to, immediately cease any existing activities, discussions, and negotiations with any other Person with respect to any of the foregoing. Each Company Shareholder shall immediately advise Sponsor orally and in writing of the receipt by such Company Shareholder or any of its Representatives of any oral or written communication, proposal, offer, or inquiry from any other person regarding a Competing Transaction, including the identity of the person making the same and the material terms and conditions of any proposal or offer.

(d) No Company Shareholder will make any press release or other public disclosure or announcement related to or regarding this Agreement, the Merger Agreement or the transactions contemplated in the Merger Agreement, its or their contents, or the transactions contemplated by this Agreement or the Merger Agreement without the written Consent of Sponsor, in any case, as to the form, content, and timing and manner of distribution or publication of such press release or other public disclosure. Each Company Shareholder shall hold confidential the terms and provisions of this Agreement, the Merger Agreement and the terms of the transactions contemplated by this Agreement and the Merger Agreement.

Section 7. Termination. This Agreement will automatically terminate if (i) the Merger Agreement is not signed on or before 5:00 p.m. on October 15, 2020 or (ii) the Merger Agreement is terminated for any reason in accordance with its terms; provided, however, that (i) Section 6(e), this Section 8, Section 9, and Section 10 will survive such termination and (ii) no such termination shall relieve Valfund Plastics or any Company Shareholder from Liability for any fraud, intentional misrepresentation, or intentional or willful breach of this Agreement by Valfund Plastics or such Company Shareholder, as the case may be, prior to such termination.

Section 8. Remedies. Each of Valfund Plastics the Company Shareholders acknowledges that (a) money damages would be an insufficient remedy for any actual or threatened breach of this Agreement by Valfund Plastics or any Company Shareholder, (b) any such breach would cause Sponsor irreparable harm, and (c) in addition to any other remedies available at law or in equity, Sponsor will be entitled to equitable relief by way of injunction, specific performance, or otherwise, without posting any bond or other undertaking, for any actual or threatened breach of this Agreement by Valfund Plastics or any Company Shareholder. None of Valfund Plastics or any Company Shareholder will contest the appropriateness of an injunction or specific performance as a remedy for a breach of this Agreement. If litigation relating to this Agreement occurs, the non-prevailing Party shall reimburse the prevailing Party for its reasonable expenses (including legal fees and expenses) incurred in connection with such litigation.

Section 9. Miscellaneous.

(a) The Parties may amend or modify or supplement this Agreement only by a written agreement signed by all Parties.

(b) Any notice, request, instruction, or other communication to be given under this Agreement by a Party shall be in writing and shall be deemed to have been given to the other Party (i) when delivered, if delivered in person or by overnight delivery service (charges prepaid), (ii) when sent, if sent via email, provided however that no undeliverable message is received by the sender, or (iii) when received, if sent by registered or certified mail, return receipt requested, in each case to the address, or email address of such Party set forth below and marked to the attention of the designated individual:

If to Sponsor or Merger Sub, to:

Live Oak Sponsor Partners, LLC

774A Walker Road

Great Falls, Virginia 22066

Attention: Gary Wunderlich

E-mail: gwunderlich@liveoakmp.com

with a copy (which shall not constitute notice) to:

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Attention: Edward S. Best
Email: ebest@mayerbrown.com

If to Valfund Plastics or a Company Shareholder, to:

9995 Gate Parkway, Suite 330
Jacksonville, FL 32233

Attention: Ashton Hudson
Email: ashton@rockcreekcapital.com

(c) No failure or delay by Sponsor in enforcing any of its rights under this Agreement will be deemed to be a waiver of such rights. No single or partial exercise of Sponsor’s rights will be deemed to preclude any other or further exercise of Sponsor’s rights under this Agreement. No waiver of any of Sponsor’s rights under this Agreement will be effective unless it is in writing and signed by Sponsor.

(d) This Agreement will be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may, by operation of law or otherwise, assign this Agreement or any of its obligations under this Agreement without the other Party’s written consent, except that Sponsor may, without the consent of Valfund Plastics or any Company Shareholder, assign any of its rights under this Agreement to any Affiliate of Sponsor to which Sponsor assigns its rights under the Merger Agreement.

(e) This Agreement is solely for the benefit of the Parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or will confer on any other person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

(f) Upon the request of Sponsor, Valfund Plastics and/or a Company Shareholder shall execute and deliver such further documents and other instruments as may be reasonably requested by Sponsor in order to evidence and effectuate the transactions contemplated by this Agreement.

(g) If any provision of this Agreement is declared invalid, illegal, or unenforceable, (i) all other provisions of this Agreement will remain in full force and effect and (ii) the Parties shall negotiate in good faith to amend or modify this Agreement to replace such invalid, illegal, or unenforceable provision with a valid, legal, and enforceable provision giving effect to the Parties’ intent to the maximum extent permitted by law.

(h) This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, arrangements, and understandings, written or oral, between the Parties relating to the subject matter of this Agreement.

(i) The Parties have each participated in the negotiation and drafting of the terms of this Agreement. The Parties agree that any rule of legal interpretation to the effect that any ambiguity is to be resolved against the drafting Party will not apply in interpreting this Agreement.

(j) This Agreement, and all claims or causes of action that are based on, arise out of or relate to this Agreement, will be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of law rules and any other law that would cause the application of the Laws (including the statute of limitations) of any jurisdiction other than the State of New York.

(k) Each Party agrees: (i) to submit to the exclusive jurisdiction of the state and federal courts seated in New York County, New York (and any appellate courts thereof) (such courts, including appellate courts therefrom, the “Specified Courts”) for any action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement; (ii) to commence any action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement only in the Specified Courts; (iii) that service of any process, summons, notice or document by United States registered mail to such Party’s address set forth in Section 9(b) will be effective service of process for any action or proceeding brought against such Party in any of the Specified Courts; (iv) to waive any objection to the laying of venue of any action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement in the Specified Courts; and (v) to waive and not to plead or claim that any such action or proceeding brought in any of the Specified Courts has been brought in an inconvenient forum.

(l) EACH OF THE PARTIES WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(l).

(m) This Agreement may be signed in any number of counterparts, each of which is an original and all of which taken together shall constitute one and the same instrument. The delivery of an electronic signature by means of .pdf, .tif, .gif, .jpeg or similar attachment to e-mail, as well as electronic signatures complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act or other applicable Law (e.g., www.docusign.com), to, or a copy/scan of a manual signature on a counterpart to, this Agreement by facsimile, email or other electronic transmission shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. No party hereto or to any such contract shall raise the use of electronic transmission by means of .pdf, .tif, .gif, .jpeg or similar attachment to e-mail to deliver a signature or the fact that any signature or contract was transmitted or communicated by .pdf, ..tif, .gif, .jpeg or similar attachment to e-mail as a defense to the formation of a contract, and each such party forever waives any such defense.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

LIVE OAK SPONSOR PARTNERS, LLC

By:	/s/ Richard J. Hendrix
Name:	Richard J. Hendrix
Title:	Managing Member

By:	/s/ Gary K. Wunderlich, Jr.
Name:	Gary K. Wunderlich, Jr.
Title:	Managing Member

[Signature page to Warrant Sale and Support Agreement]

Valfund Plastics, LLC

By:	/s/ Matt Uselton
Name:	Matt Uselton
Title:	Manager

/s/ Michael Ashton Hudson
Name:	Michael Ashton Hudson

/s/ James H. Dahl
Name:	James H. Dahl

/s/ Andrew F. Cates
Name:	Andrew F. Cates

[Signature page to Warrant Sale and Support Agreement]